LOAN AGREEMENT


         THIS LOAN AGREEMENT (Agreement), dated the 13th day of May, 1997, is made and entered into on the terms and conditions hereinafter set forth, by and between SMART CHOICE AUTOMOTIVE GROUP, INC., a Florida corporation ("Borrower"), and SIRROM CAPITAL CORPORATION, a Tennessee corporation ("Lender").

                              W I T N E S S E T H:
         WHEREAS, on March 13, 1997, Lender lent Borrower $3,500,000 pursuant to the terms of a Loan Agreement dated as of March 13, 1997, between Borrower and Lender (the "Initial Loan"), which Initial Loan was evidenced by Borrower's
Convertible Senior Promissory Note dated March 13, 1997, in the initial principal amount of $3,500,000, with a stated maturity of March 12, 1999 (the "Initial Note"),

         WHEREAS, Borrower has requested that Lender make available to Borrower a further term loan in the original principal amount of Four Million and No/100ths Dollars ($4,000,000.00) (the "Loan") on the terms and conditions hereinafter set forth, and for the purpose(s) hereinafter set forth; and

         WHEREAS, in order to induce Lender to make the Loan to Borrower, Borrower has made certain representations to Lender; and

         WHEREAS, Lender, in reliance upon the representations and inducements of Borrower, has agreed to make the Loan upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the agreement of Lender to make the Loan, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

                                    ARTICLE I
                                    THE LOAN

         Section 1.1 Commitment; Evidence of Loan Indebtedness and Repayment. Subject to the terms and conditions hereof, Lender agrees to make the Loan to Borrower by wire transfer in immediately available funds. The Loan shall be evidenced by a Convertible Senior Promissory Note in the original principal amount of Four Million and No/100ths Dollars ($4,000,000.00), substantially in the form of Exhibit A attached hereto and incorporated herein by this reference (the "Note"), dated the Closing Date (as defined in Section 1.3 hereof), executed by Borrower, in favor of Lender. The Loan shall be payable and the outstanding principal amount thereof shall be convertible into shares of capital stock of Borrower in accordance with the terms of the Note.

         Section 1.2 Operative Documents. (a) As further inducement for Lender to extend the Loan, Borrower and Lender shall enter into an Amended and Restated Registration Rights Agreement, substantially in the form of Exhibit B attached hereto and incorporated herein by this reference (the "Restated Registration Rights Agreement").

         (b) This Agreement, the Note, the Restated Registration Rights Agreement, and any other instruments and documents executed by Borrower, any subsidiary of Borrower or any shareholder or Affiliate of Borrower, including any schedules and attachments thereto, now or hereafter evidencing, securing or in any way related to the indebtedness evidenced by the Note are herein individually referred to as an "Operative Document" and collectively referred to as the "Operative Documents."

         Section 1.3 Closing Date. The closing (the "Closing") with respect to the borrowings under this Agreement will take place at the offices of Sherrard & Roe, PLC, 424 Church Street, Suite 2000, Nashville, Tennessee 37219, at 10:00 A.M., Nashville, Tennessee time, on May 13, 1997, or such later date as Borrower and Lender shall agree (the "Closing Date"). Upon the Closing, Lender shall disburse the loan proceeds by federal funds wire transfer in immediately available funds and to the accounts and in the amounts in accordance with Borrower's written instructions, received twenty-four (24) hours previously.

          Section 1.4 Processing Fee. Borrower shall pay Lender on or before the Closing Date (as hereinafter defined) a processing fee of Eighty Thousand and no/100 Dollars ($80,000.00).

         Section 1.5 Prepayment. Borrower may not repay, at the option of the Borrower, the indebtedness evidenced by the Note at any time prior to the second anniversary of the Closing Date. On and after the second anniversary of the Closing Date, Borrower may prepay the indebtedness evidenced by the Note in whole or in part at any time and from time to time, without penalty or premium, provided, however, that in case of each prepayment of indebtedness hereunder, Borrower will give written notice thereof to Lender not less than forty-five
(45) nor more than seventy-five (75) days prior to the date fixed for such prepayment, in each case specifying the date of such prepayment, the aggregate principal amount of such prepayment and the principal amount of the Note outstanding immediately prior to such prepayment, and further provided that the average of the closing bid price for shares of the Borrower's Common Stock for the twenty (20) trading days immediately preceding the date of such notice (the "Notice Date") shall exceed $9.50 per share of Common Stock (the "Threshold Price"), and that as of the date set for such prepayment, the average of the closing bid price for shares of the Borrower's Common Stock for all the trading days since the Notice Date shall exceed the Threshold Price.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF BORROWER

         The Borrower hereby represents and warrants to Lender as follows:

         Section 2.1 Corporate Status. (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement, the Note and the other Operative Documents. The Borrower is qualified to do business and is in good standing in each state or other jurisdiction in which such qualification is necessary under applicable provisions of law. The states or other jurisdictions in which Borrower is so qualified are set forth in Schedule 2.1(a).

         (b) Schedule 2.1(b) sets forth a complete list of each corporation, partnership, joint venture, limited liability company or other business organization in which Borrower owns, directly or indirectly, any capital stock or other equity interest (the "Subsidiary" or, collectively, the "Subsidiaries"), or with respect to which Borrower or any Subsidiary, alone or in combination with others, is in a control position, which list shows the jurisdiction of incorporation or other organization and the percentage of stock or other equity interest of each Subsidiary owned by Borrower. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation or other organization as indicated in Schedule 2.1(b), each has all requisite power and authority and holds all material licenses, permits and other required authorizations from government authorities necessary to own its properties and assets and to conduct its business as it is now being conducted, and is qualified to do business as a foreign corporation (or business organization) and is in good standing in every jurisdiction in which such qualification is necessary under applicable provisions of law. Except as set forth in Schedule 2.1(b), all of the outstanding shares of capital stock, or other equity interest, of each Subsidiary owned, directly or indirectly, by Borrower have been validly issued, are fully paid and nonassessable, and are owned by Borrower free and clear of all liens, charges, security interests or encumbrances. None of the Constituent Documents of the Subsidiaries of the Borrower at March 13, 1997, have been amended or modified since that date and no such amendment is proposed or contemplated.

         Section 2.2 Capitalization. (a) The authorized capital stock of Borrower consists of (i) 100,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of which 8,936,088 shares are issued and outstanding, and (ii) 5,000,000 shares of Preferred Stock, par value $.01 per share, with rights and preferences to be established by resolution of the Board of Directors pursuant to the provisions of applicable law and the Borrower's Amended and Restated Articles of Incorporation (the "Restated Certificate") of which no shares are issued or outstanding. All shares of outstanding capital stock of Borrower have been validly issued and are fully paid and nonassessable. There are 533,333.33 shares of Common Stock reserved for issuance upon the conversion of the Note as described therein; provided, that the number of shares so reserved shall be increased in accordance with the terms of the Note. Such shares of Common Stock issuable upon conversion of the Note have been duly and validly authorized and, upon conversion of the Note, will be validly issued, fully paid, nonassessable and free of any liens or encumbrances created by Borrower. There are no statutory or contractual preemptive rights, rights of first refusal, antidilution rights or any similar rights held by any party with respect to the issuance of the Note or the issuance of the Common Stock upon conversion of the Note as described therein. Schedule 2.2(a) sets forth a summary of (i) the outstanding shares of capital stock of Borrower as of March 13, 1997, (ii) the shares of capital stock of Borrower issued since March 13, 1997, and (iii) the shares of capital stock of Borrower which Borrower has committed to issue or granted rights to acquire since March 13, 1997, identifying the current holder of such shares and the number of all such shares issued or with respect to which Borrower has committed to issue or granted rights to acquire since March 13, 1997.

         (b) The Borrower has not granted, or agreed to grant or issue, any options, warrants or rights to purchase or acquire from Borrower any shares of capital stock of Borrower, there are no securities outstanding or committed to be issued by Borrower or any Subsidiary convertible into or exchangeable for any shares of Borrower's capital stock or other securities of Borrower, and there are no contracts, commitments, agreements, understandings, arrangements or restrictions as to which Borrower or any Subsidiary is a party, or by which it is bound or entered into for the benefit of Borrower, its Subsidiaries and/or employees, relating to any shares of capital stock or other securities of Borrower, whether or not outstanding, except for (i) the Note to be issued pursuant to this Agreement; (ii) 583,333.33 shares of Common Stock reserved for issuance upon the conversion of the Initial Note; (iii) 7,632,187 shares of Common Stock reserved for issuance pursuant to Borrower's stock option plans, options granted outside such plans, stock option warrants, conversion rights and other rights to acquire such capital stock; and (iv) 1,034,040 shares of Common Stock which Borrower has committed or otherwise granted rights to acquire pursuant to options, upon conversion or otherwise but which shares have not been reserved for issuance. Schedule 2.2 (b) sets forth a summary of each such option, warrant, security, arrangement or other right to acquire capital stock of Borrower. Except as set forth on Schedule 2.2(b), all such shares have been duly reserved for issuance, have been duly and validly authorized and upon issuance in accordance with the terms of the respective instruments, will be validly issued, fully paid and non-assessable.

         Section 2.3 Authorization. The Borrower has full legal right, power and authority to enter into and perform its obligations under this Agreement, the Note and the other Operative Documents, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement, the execution and delivery of the Note, the execution and delivery of each other document in connection herewith or therewith to which Borrower is a party, and the performance by Borrower of its obligations hereunder and/or thereunder are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action properly taken, have received all necessary governmental approvals, if any were required. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not and will not contravene or conflict with the articles of incorporation or bylaws of Borrower or any material agreement to which Borrower or any of its Subsidiaries is now a party or by which any of them or their properties is bound, or constitute a default thereunder, or results in the creation or imposition of any lien, charge, security interest, or encumbrance of any nature upon any of the property or assets of Borrower or any of its Subsidiaries pursuant to the terms of any such agreement or instrument, or violate any provision of law or any applicable judgment, ordinance, regulation or order of any court or governmental agency. The officer(s) executing this Agreement, the Note and the other Operative Documents is duly authorized to act on behalf of Borrower.

         Section 2.4 Validity and Binding Effect. Each of the Operative Documents is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

         Section 2.5 No Conflicts;  Other  Transactions.  Except as disclosed on
Schedule 2.5, there are no outstanding loans, liens, pledges, security interests, agreements or other financings upon which Borrower or any Subsidiary is obligated or by which Borrower is bound. Consummation of the transactions hereby contemplated and the performance of the obligations of Borrower under and by virtue of the Operative Documents will not result in any breach of, or constitute a default under, any material mortgage, security deed or agreement, deed of trust, lease, bank loan or credit agreement, or any corporate articles, certificate or bylaws, agreement or certificate of limited partnership, partnership agreement, limited liability company agreement, license, franchise or any other material instrument or agreement to which Borrower is a party or by which Borrower or its properties may be bound or, to the knowledge or Borrower, affected or to which Borrower has not obtained a consent or an effective waiver.

         Section 2.6 Litigation. Except as set forth on Schedule 2.6, there are no actions, suits or proceedings pending, or, to the knowledge of Borrower, threatened, against or affecting Borrower or any of its Subsidiaries involving the validity or enforceability of any of the Operative Documents or the priority of any liens, at law or in equity, or before any governmental or administrative agency, except actions, suits and proceedings that are fully covered by insurance and that, if adversely determined, would not impair materially the ability of Borrower to perform each and every one of its obligations under and by virtue of the Operative Documents; and to Borrower's knowledge, Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

         Section  2.7  Financial  Statements.   (a) The consolidated  financial
statements of Borrower and its Subsidiaries for the fiscal years ended September 30, 1994, 1995 and 1996 and the unaudited consolidated financial statements as of and for the six and three-month period ended March 31, 1997, which Borrower previously has heretofore delivered to Lender, are true and correct and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently followed throughout the periods involved. The consolidated balance sheets and the related notes fairly present the financial condition of Borrower and its consolidated Subsidiaries as of the respective dates thereof, and the consolidated statements of income, cash flows and changes in stockholders' equity and the related notes fairly present the results of operations of Borrower and its consolidated Subsidiaries for the respective periods indicated. There has been no material adverse change in the condition, financial or otherwise, of Borrower and its Subsidiaries taken as a whole since September 30, 1996.

         (b) The financial statements of Subsidiaries acquired since March 13, 1997 by Borrower or any Subsidiary thereof for the fiscal years presented and the unaudited financial statements as of and for the periods presented, each of which is described in Schedule 2.7(b), which Borrower previously has heretofore delivered to Lender, are true and correct and have been prepared in accordance with GAAP consistently followed throughout the periods involved. The balance sheets and the related notes fairly present the financial condition of each such Subsidiary as of the respective dates thereof, and the accompanying statements of income, cash flows and changes in stockholders' equity and the related notes fairly present the results of operations of each such Subsidiary for the respective periods indicated.

         Section 2.8 SEC Reports. The Borrower's Common Stock is listed on the NASDAQ Small Cap Market and has been duly registered with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Since January 1, 1994, Borrower has timely filed all reports, registrations, proxy or information statements and all other documents, together with any amendments required to be made thereto, required to be filed with the SEC under the Securities Act and the Exchange Act (collectively, the "SEC Reports"). The Borrower previously has furnished to Lender true copies of all the SEC Reports, together with all exhibits thereto that Lender has requested. The financial statements contained in the SEC Reports fairly presented (or will fairly present, as the case may be) the financial position of Borrower as of the dates mentioned and the results of operations, changes in stockholders' equity and changes in financial position or cash flows for the periods then ended in conformity with GAAP applied on a consistent basis throughout the periods involved. As of their respective dates, the SEC Reports complied (or will comply, as the case may be) in all material respects with all rules and regulations promulgated by the SEC and did not (or will not, as the case may be) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 2.9 Absence of Changes. Except as set forth on Schedule 2.9, since September 30, 1996, (i) neither Borrower nor any of its Subsidiaries have incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course business, that are material to Borrower, (ii) neither Borrower nor any of its Subsidiaries have purchased any of its outstanding capital stock or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, (iii) there has not been any change in the capital stock, long-term debt or short-term debt of Borrower, and (iv) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of Borrower or any Subsidiary.

         Section  2.10 No  Defaults;  Other  Agreements.  Except as set forth on
Schedule 2.10 and except where a default or event of default does not and would not constitute a Material Adverse Event, no default or event of default by Borrower or any Subsidiary exists under this Agreement or any of the other
Operative Documents, or under any other instrument or agreement to which Borrower or any Subsidiary is a party or by which Borrower or any Subsidiary or its respective properties may be bound or, to the knowledge of Borrower, affected, and no event has occurred and is continuing that with notice or the passage of time or both would constitute a default or event of default thereunder.

         Section 2.11 Compliance With Law. Except where failure to do so does not and would not constitute a Material Adverse Event, Borrower has obtained all licenses, permits and governmental approvals and authorizations necessary or proper in order to conduct its business and affairs as heretofore conducted and as hereafter intended to be conducted. To Borrower's knowledge, Borrower is in compliance with all laws, regulations, decrees and orders applicable to it (including but not limited to laws, regulations, decrees and orders relating to environmental, occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition) to the extent that noncompliance, in the aggregate, cannot reasonably be expected to have a material adverse effect on its business, operations, property or financial condition and will not materially adversely affect its ability to perform its obligations under the Operative Documents.

         Section 2.12 Taxes. Except as set forth on Schedule 2.12, Borrower and its Subsidiaries have filed or caused to be filed all federal, state and local income, excise and franchise tax returns required to be filed (except for returns that have been appropriately extended), and has paid, or provided for the payment of, all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved), and Borrower does not know of any proposed assessment for additional taxes or any basis therefor. No tax liens have been filed against Borrower or any of its properties. The Borrower's federal income tax liability has been filed with the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended September 30, 1995, or closed by applicable statutes of limitation.

         Section 2.13 Certain Transactions. Except as set forth on Schedule 2.13, Borrower is not indebted, directly or indirectly, to any of its officers or directors, or to their respective spouses or children, in excess of an aggregate amount of $60,000, and none of its officers or directors or any members of their immediate families are indebted to Borrower in excess of an aggregate amount of $60,000 or have any direct or indirect ownership interest in any firm or corporation with which Borrower is affiliated or with which Borrower has a business relationship of a nature which would require disclosure pursuant to Item 404(b) of Regulation S-K under the Securities Act, or any firm or corporation which competes with Borrower, except that an officer and/or director of Borrower may own no more than 1% of the outstanding stock of any publicly traded company which competes directly with Borrower. Except as set forth on
Schedule 2.13, no officer or director or any member of their immediate families is, directly or indirectly, interested in any material contract with Borrower. Except as set forth on Schedule 2.13, Borrower is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         Section 2.14 Title to Property. The Borrower and each Subsidiary has good and marketable title to all real and personal property owned by it, free and clear of all liens, security interests, pledges, encumbrances, equities, claims and restrictions of every kind and nature whatsoever, except as set forth on Schedule 2.14 and except for such liens, security interests, pledges, encumbrances, equities, claims and restrictions which are not in the aggregate material to the business, operations or financial condition of Borrower and its Subsidiaries taken as a whole. Any real property and buildings held under lease by Borrower or any Subsidiary are held under valid existing and enforceable leases, except as disclosed on Schedule 2.14 or which are not material and do not interfere with the use to be made of such buildings or property by Borrower.

         Section 2.15 Intellectual Property. Except as set forth on Schedule 2.15, Borrower is the lawful owner of its proprietary information free and clear of any claim, right, trademark, patent or copyright protection of any third party. As used herein, "proprietary information" includes without limitation (i) any computer software and related documentation, inventions, technical and nontechnical data related thereto, and (ii) other documentation, inventions and data related to patterns, plans, methods, techniques, drawings, finances, customer lists, suppliers, products, special pricing and cost information, designs, processes, procedures, formulas, research data owned or used by Borrower or any Subsidiary or marketing studies conducted by Borrower, all of which Borrower considers to be commercially important and competitively sensitive and which generally has not been disclosed to third parties other than customers in the ordinary course of business. Except as set forth on Schedule 2.15, Borrower has good and marketable title to all patents, trademarks, trade names, service marks, copyrights or other intangible property rights, and registrations or applications for registration thereof, owned by Borrower or any Subsidiary or used or required by Borrower or any Subsidiary in the operation of its business as presently being conducted. Borrower has no knowledge of any infringements or conflict with asserted rights of others with respect to copyrights, patents, trademarks, service marks, trade names, trade secrets or other intangible property rights or know-how which could result in any material adverse effect upon Borrower. To Borrower's knowledge, no products or processes of Borrower infringe or conflict with any rights of patent or copyright, or any discovery, invention product or process, that is the subject of a patent or copyright application or registration known to Borrower. The Borrower follows such procedures as the Board of Directors of Borrower deem necessary or appropriate to provide reasonable protection of Borrower's trade secrets and proprietary rights in intellectual property of all kinds. To the knowledge of Borrower, no person employed by or affiliated with Borrower has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the knowledge of Borrower, no person employed by or affiliated with Borrower has violated any confidential relationship that such person may have had with any third person, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of Borrower.

         Section 2.16 Debt. Schedule 2.16 sets forth a complete and correct list of all credit agreements, indentures, purchase agreements, promissory notes and other evidences of indebtedness, guaranties, capital leases and other instruments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which Borrower or any of the properties thereof is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question that are outstanding and that can be outstanding are correctly stated, and all liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

         Section 2.17 Significant Contracts. Schedule 2.17 sets forth a complete and correct list of all contracts, agreements and other documents pursuant to which Borrower receives revenues in excess of $25,000 per fiscal year. Each such contract, agreement and other document is in full force and effect as of the date hereof and Borrower knows of no reason why such contracts, agreements and other documents would not remain in full force and effect pursuant to the terms thereof.

         Section 2.18 Environment. The Borrower has duly complied with, and its business, operations, assets, equipment, property, leaseholds or other facilities are in compliance with, the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. The Borrower has been issued and will maintain all required federal, state and local permits, licenses, certificates and approvals relating to (1) air emissions; (2) discharges to surface water or groundwater; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (which shall include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (6) other environmental, health or safety matters. The Borrower has not received notice of, or knows of, or suspects facts which might constitute any violations of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. Except in accordance with a valid governmental permit, license, certificate or approval, there has been no emission, spill, release or discharge into or upon (1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or (4) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any toxic or hazardous substances or wastes at or from the premises; and accordingly the premises of Borrower are free of all such toxic or hazardous substances or wastes. There has been no complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity with respect to (1) air emissions; (2) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises;
(3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation or disposal of toxic or hazardous substances or waste; or (6) other environmental, health or safety matters affecting Borrower or its business, operations, assets, equipment, property, leaseholds or other facilities. Borrower does not have any indebtedness, obligation or liability (absolute or contingent, matured or not matured), with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal).

          Section 2.19 ERISA. The Borrower is in compliance in all material respects with all applicable provisions of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A. ss. 1001 et seq. (1975), as amended from time to time ("ERISA"). Neither a reportable event nor a prohibited transaction (as defined in ERISA) has occurred and is continuing with respect to any "pension plan" (as such term is defined in ERISA, a "Plan"); no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the Pension Benefit Guaranty Corporation (together with any entity succeeding to or all of its functions, the "PBGC") to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither Borrower nor any commonly controlled entity (as defined in ERISA) has completely or partially withdrawn from a multiemployer plan (as defined in ERISA); Borrower and each commonly controlled entity has met its minimum funding requirements under ERISA with respect to all of its Plans and the present fair market value of all Plan property exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of Borrower or any commonly controlled entity to the PBGC or the Plan under Title IV or ERISA; and neither Borrower nor any commonly controlled entity has incurred any liability to the PBGC under ERISA.

         Section 2.20 Employees. Schedule 2.20 sets forth the number of full-time employees and full-time equivalent employees of Borrower as of the most recent payroll date, which date is set forth therein. The Borrower has no current labor problems or disputes which have resulted or Borrower reasonably believes could be expected to have a material adverse effect.

         Section 2.21 Accounting Matters. The Borrower and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain assets accountability for the assets of Borrower and each of its subsidiaries; (iii) access to the assets of Borrower and each of its subsidiaries are permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets of Borrower and each of its subsidiaries are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         Section 2.22 Regulatory Compliance. Except as set forth on Schedule 2.22, the conduct of the business of Borrower is not dependent on any license, permit or other authorization of any federal, state or local regulatory body, and except as set forth on Schedule 2.22, such business is not subject to the regulation of any federal, state or local government regulatory body by reason of the nature of the business being conducted. All licenses, permits and authorizations set forth on Schedule 2.22 are in full force and effect.

         Section 2.23 Distributions to Borrower. No subsidiary of Borrower is currently prohibited, directly or indirectly, from paying any dividends to Borrower, from making any other distributions on such subsidiary's capital stock, from repaying to Borrower any loans or advances to such subsidiary or from transferring any of such subsidiary's property or assets to Borrower or any other subsidiary of Borrower.

         Section 2.24 Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds received pursuant to this Agreement will be used to purchase or carry any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

         Section 2.25 Prior Sales. All offers and sales of Borrower's capital stock prior to the date hereof were at all relevant times exempt from the registration requirements of the Securities Act or were duly registered under the Securities Act, and were duly registered or were the subject of an available exemption from the requirements of all applicable state securities or Blue Sky laws.

         Section 2.26 Limited Offering of Note. Neither Borrower nor anyone acting on its behalf has offered the Note or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof, with, any person other than Lender and not more than 35 other institutional investors. Neither Borrower nor anyone acting on its behalf has taken, or will take, any action which would subject the issuance or sale of the Note to Section 5 of the Securities Act or the registration or qualification provisions of the blue sky laws of any state.

         Section 2.27 Registration Rights. Except as described in Schedule 2.27, Borrower is not under any obligation to register under the Securities Act or the Trust Indenture Act of 1939, as amended, any of its presently outstanding securities or any of its securities that may subsequently be issued.

         Section 2.28 Fees/Commissions. The Borrower has not agreed to pay any finder's fee, commission, origination fee (except for the processing fee due to Lender pursuant to Section 1.4 hereof and the commission to Raymond James & Associates, Inc. in the amount of $120,000) or other fee or charge to any person or entity with respect to the loan and investment transactions contemplated hereunder.

         Section 2.29 1940 Act Compliance. The Borrower is an "eligible portfolio company" as such term is defined in Section 2(a)(46) of the Investment Borrower Act of 1940, as amended, and the execution and delivery of the Note by Borrower does not constitute a "public offering" as such term is used in Section 55(a)(1) thereof.

         Section 2.30 Disclosure. No representation or warranty given as of the date hereof by Borrower contained in this Agreement or any schedule attached hereto or any statement in any document, certificate or other instrument furnished or to be furnished to Lender pursuant hereto, or in any of the Operative Documents, taken as a whole, contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained herein or therein not misleading. The information, documents and schedules contained or referenced in the schedules hereto are true, accurate and complete in all material respects.

         Section 2.31 Survival. The representations and warranties of Borrower contained in this Agreement shall survive until this Agreement terminates in accordance with Section 7.12 hereof.

                                   ARTICLE III
                            COVENANTS AND AGREEMENTS

         From and after the Closing Date and continuing  during the term of this
Agreement:

         Section 3.1 Use of Proceeds. The Borrower shall use the proceeds of the Note only for the purposes set forth on Schedule 3.1 attached hereto.

         Section 3.2 Payment of Obligations. The Borrower shall pay the indebtedness evidenced by the Note according to the terms thereof, and shall timely pay or perform, as the case may be, all of the other obligations of Borrower to Lender, direct or contingent, however evidenced or denominated, and however and whenever incurred, including but not limited to indebtedness incurred pursuant to any present or future commitment of Lender to Borrower, together with interest thereon, and any extensions, modifications, consolidations and/or renewals thereof and any notes given in payment thereof.

         Section 3.3 Corporate Existence, Etc. The Borrower will preserve and keep in force and effect, and will cause each Subsidiary to preserve and keep in force and effect, its corporate existence and good standing in the state of incorporation thereof, its qualification and good standing as a foreign corporation in each jurisdiction where such qualification is required by applicable law and all licenses and permits necessary to the proper conduct of its business.

         Section 3.4 Distributions to Borrower. No subsidiary of Borrower shall become prohibited, directly or indirectly, from paying any dividends to Borrower, from making any other distributions on such subsidiary's capital stock, from repaying to Borrower any loans or advances to such subsidiary or from transferring any of such subsidiary's property or assets to Borrower or any other subsidiary of Borrower.

         Section 3.5 Maintenance, Etc. The Borrower will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties and assets which are used or useful in the conduct of its business (whether owned in fee or pursuant to a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

         Section 3.6 Nature of Business. Neither Borrower nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by Borrower and its Subsidiaries would be substantially changed from the general nature of the business engaged in by Borrower and its Subsidiaries on the date of this Agreement.

         Section 3.7 Insurance. The Borrower will maintain, and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers with respect to their respective properties and business in such forms and amounts and against such risks, casualties and contingencies as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties.

         Section 3.8 Taxes, Claims for Labor and Materials. The Borrower will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, (i) all lawful taxes, assessments and governmental charges or levies imposed upon the property or business of the Borrower or such Subsidiary, respectively, (ii) all trade accounts payable in accordance with usual and customary business terms, and (iii) all claims for work, labor or materials, which if unpaid might become a lien or charge upon any property of Borrower or such Subsidiary; provided Borrower or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of Borrower or such Subsidiary or any material interference with the use thereof by Borrower or such Subsidiary, and (ii) Borrower or such Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto.

         Section 3.9 Compliance with Laws and Other Agreements. Except where failure to do so does not and would not constitute a Material Adverse Event, Borrower shall maintain its business operations and property owned or used in connection therewith in compliance with (i) all applicable federal, state and local laws, regulations and ordinances, and such laws, regulations and ordinances of foreign jurisdictions, governing such business operations and the use and ownership of such property, and (ii) all agreements, licenses, franchises, indentures and mortgages to which Borrower is a party or by which Borrower or any of its properties is bound. Without limiting the foregoing, Borrower shall pay all of its indebtedness promptly and substantially in accordance with the terms thereof.

         Section 3.10 ERISA Matters. If Borrower has in effect, or hereafter institutes, a pension plan that is subject to the requirements of ERISA, then the following warranty and covenants shall be applicable during such period as any Plan shall be in effect: (i) Borrower hereby covenants that throughout the existence of the Plan, Borrower's contributions under the Plan will meet the minimum funding standards required by ERISA and Borrower will not institute a distress termination of the Plan; and (ii) Borrower covenants that it will send to Lender a copy of any notice of any "reportable event" (as defined in ERISA) required by ERISA to be filed with the Labor Department or the Pension Benefit Guaranty Corporation, at the time that such notice is so filed.

         Section 3.11 Environment. The Borrower shall be and remain in compliance with the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify Lender immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify Lender immediately of any hazardous discharge from or affecting its premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; permit Lender to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at Lender's request, and at Borrower's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to Lender, and such other and further assurances reasonably satisfactory to Lender that the condition has been corrected.

         Section 3.12 Books and Records; Rights of Inspection. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of Borrower or such Subsidiary, in accordance with generally accepted accounting principles consistently maintained. The Borrower shall permit a representative of Lender to visit any of its properties and inspect its corporate books and financial records, and will discuss its accounts, affairs and finances with a representative of Lender, during reasonable business hours, at all such times as Lender may reasonably request.

          Section 3.13 Reports. During the term of this Agreement, Borrower will furnish to Lender the following:

                  (a) Monthly Statements.  Within twenty (20) days of the end of each month, monthly internal financial reports which at a minimum shall consist of a balance sheet of Borrower as of the close of such month and related statements of income and cash flows for the one-month period then ended, as well as any additional financial reports for such period routinely prepared with respect to Borrower and the Subsidiaries;

                  (b) Quarterly Statements. Except as set forth on Schedule 3.13(b), as soon as available and in any event within forty-five
          (45) days after the end of each  quarterly  fiscal  period
          (except the last) of each fiscal year, copies of:

                   (i) consolidated and consolidating balance sheets of Borrower and Subsidiaries as of the close of the three-month period then ended, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year,

                  (ii) consolidated and consolidating statements of income and retained earnings of Borrower and Subsidiaries for the three-month period then ended, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, and

                  (iii) consolidated and consolidating statements of cash flows of Borrower and Subsidiaries for the portion of the fiscal year ending with such three-month period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct, by an authorized financial officer of Borrower;

               (c) Annual Statements. As soon as available and in any event within ninety (90) days after the close of each fiscal year of Borrower, copies of:

               (i) consolidated and consolidating balance sheets of Borrower and Subsidiaries as of the close of such fiscal year,

               (ii) consolidated and consolidating statements of income and retained earnings and cash flows of Borrower and Subsidiaries for such fiscal year, and

               (i) consolidated statements of shareholders' equity for such fiscal year,

         in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by an unqualified report thereon of a firm of independent public accountants of recognized national standing;

               (d) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of Borrower or any Subsidiary;

               (e) SEC and Other Reports. (i) One copy of each financial statement, report, notice or proxy statement sent by Borrower to stockholders generally, simultaneously with the mailing of such to Borrower's stockholders; (ii) each periodic or current report, and any registration statement or prospectus filed by Borrower or any Subsidiary with any securities exchange or the SEC or any successor agency, promptly upon filing with the SEC; and (iii) promptly upon their becoming available, any orders in any proceedings to which Borrower or any of its Subsidiaries is a party, issued by any governmental agency, federal or state, having jurisdiction over Borrower or any of its Subsidiaries. The Borrower specifically covenants to timely file each such item required to be filed with the SEC and each state requiring securities laws filings; and

               (f) Requested Information. With reasonable promptness, such other data and information as Lender or any such institutional holder may reasonably request.

         Section 3.14 Limitations on Debt and Obligations. Neither Borrower nor any Subsidiary shall issue, assume, guarantee or otherwise become liable or permit to exist any Indebtedness except: (i) Indebtedness existing on the date hereof and reflected on (a) Borrower's or Subsidiaries' unaudited balance sheets as of March 31, 1997, or (b) Schedule 3.14, as the same Indebtedness may be extended, renewed, refunded, amended or modified (but the principal amount thereof not increased); (ii) the indebtedness incurred pursuant to the Note;
(iii) accounts payable and other trade payables incurred in the ordinary course of business; (iv) obligations of Borrower and Subsidiaries pursuant to capitalized leases, floor plan financing and/or purchase money financing of equipment; (v) Indebtedness that refinances secured Indebtedness under clause
(i) above, provided that the collateral for such new Indebtedness is the collateral from the refinanced secured Indebtedness and the aggregate principal amount of such Indebtedness does not exceed the principal amount outstanding under the refinanced Indebtedness; (vi) Indebtedness incurred in connection with the acquisition of a business (including the assets of a business) provided such Indebtedness is secured solely by the assets of the business so acquired; (vii) unsecured Indebtedness not to exceed at any time an aggregate principal amount outstanding of $1,000,000, and additional amounts in excess thereof with the prior approval of Lender, which approval shall not be unreasonably withheld, and if the incurrence of such excess unsecured Indebtedness would not have a Material Adverse Effect; or (viii) Indebtedness incurred after the date hereof which by its terms is junior and subordinated in right of payment to the Indebtedness evidenced by the Note, provided that the maturity of such subordinated indebtedness does not occur prior to the payment in full of all obligations under this Agreement and the Note. Notwithstanding the foregoing, the aggregate principal amount of any Indebtedness secured by the accounts receivable and/or inventory of Borrower and its Subsidiaries (whether such Indebtedness is permitted under clause (i) or in clause (v)), may be increased based upon the amount of the accounts receivable and/or inventory eligible as collateral, so long as the ratio of outstanding principal amount of such Indebtedness to "eligible receivables" (howsoever defined) and/or "inventory" remains the same.

         Section 3.15 Guaranties. The Borrower will not, and will not permit any Subsidiary to, become or be liable in respect of any Guaranty except Guaranties by Borrower which are limited in amount to a stated maximum dollar exposure and are incurred in compliance with the provisions of this Agreement.

         Section 3.16 Limitation on Liens. Without the prior written consent of Lender, Borrower will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (collectively, "Liens") on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreement or other title retention devices, except (i) those Liens which exist as of the date hereof; (ii) Liens hereafter created on Indebtedness which is permitted under Section 3.14(v) or (vi); or (iii) purchase money security interests on property acquired by Borrower or any Subsidiary in an amount not to exceed in the aggregate 10% more than the amount approved by the Board of Directors for such expenditures in Borrower's Annual Plan, as hereinafter defined.

               Section 3.17 Restricted Payments. Without the prior written consent of Lender, Borrower will not, except as hereinafter provided:

         (i) declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of Borrower);

         (ii) directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for or out of the net proceeds to Borrower from the substantially concurrent issue or sale of other shares of capital stock of Borrower or warrants, rights or options to purchase or acquire any shares of its capital stock); or

         (iii) make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock.

         Section 3.18      [Reserved.]

         Section 3.19 Mergers, Consolidations and Sales of Assets. (a) The Borrower will not, and will not permit any Subsidiary to (1) consolidate with or be a party to a merger or share exchange with any other corporation or (2) sell, lease or otherwise dispose of all or any substantial part (as defined in paragraph (d) of this Section 3.19) of the assets of Borrower and its Subsidiaries; provided, however, that:

                  (i) any Subsidiary may merge or consolidate with or into Borrower or any Wholly-owned Subsidiary so long as, as a result of any such merger or consolidation involving Borrower and giving effect thereto, Borrower shall be the surviving or continuing corporation;

                  (ii)  Borrower  may   consolidate  or  merge  with  any  other
         corporation if (A) Borrower shall be the surviving or continuing corporation, (B) at the time of such consolidation or merger and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and (C) in connection with such consolidation or merger Borrower does not incur or assume Indebtedness except in compliance with the provisions of Section 3.14;

                  (iii) any Subsidiary may merge with or into, or engage in a share exchange with, any other entity so long as, as a result of such merger or share exchange and giving effect thereto, (A) the resulting entity shall be a Subsidiary of Borrower, (B) Borrower's ownership interest in the resulting Subsidiary shall be no less than Borrower's ownership interest in the constituent Subsidiary engaging therein prior to such transaction, (C) at the time of such merger or share exchange and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and (D) in connection with such merger or share exchange neither Borrower nor any Subsidiary incurs or assumes Indebtedness except in compliance with the provisions of Section 3.14; and

               (iv) any Subsidiary may sell, lease or otherwise dispose of all or any substantial part of its assets to Borrower or any Wholly-owned Subsidiary.

         (b) The Borrower will not permit any Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this Section 3.19, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Subsidiary to any Person other than Borrower or a Wholly-owned Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to Borrower and/or a Subsidiary whereby Borrower and/or such Subsidiary maintain their same proportionate interest in such Subsidiary.

         (c) The Borrower will not sell, transfer or otherwise dispose of any shares of stock in any Subsidiary (except to qualify directors) or any indebtedness of any Subsidiary, and will not permit any Subsidiary to sell, transfer or otherwise dispose of (except to Borrower or a Wholly-owned Subsidiary) any shares of stock or any indebtedness of any other Subsidiary, unless:

                  (1) simultaneously with such sale, transfer or disposition, all shares of stock and all indebtedness of such Subsidiary at the time owned by Borrower and by every other Subsidiary shall be sold, transferred or disposed of as an entirety;


                  (2) the Board of Directors of Borrower shall have determined, as evidenced by a resolution thereof, that the retention of such stock and indebtedness is no longer in the best interests of Borrower;


                  (3) such stock and Indebtedness is sold, transferred or otherwise disposed of to a Person, for a cash consideration and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;


                  (4)  the  Subsidiary   being  disposed of shall not have any
          continuing investment in Borrower or any other Subsidiary not being simultaneously disposed of; and


                  (5) such sale or other disposition does not involve a substantial part (as hereinafter defined) of the assets of Borrower and its Subsidiaries.

         (d) As used in this Section 3.19, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of Borrower and its Subsidiaries only if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by Borrower and its Subsidiaries (other than in the ordinary course of business) during the same twelve month period ending on the date of such sale, lease or other disposition, exceeds 20% of the consolidated net tangible assets of Borrower and its Subsidiaries determined as of the end of the immediately preceding fiscal year.

         Section 3.20 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any officer, director or Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate, in each case as determined in good faith by a majority of the directors of Borrower with no conflict of interest (as the term "conflict of interest" is used in Section 607.0832 of the Florida Business Corporation Act).

         Section 3.21 Notice. The Borrower shall promptly upon the discovery thereof give written notice to Lender of (i) the occurrence of any default or Event of Default or event which, with the passage of time, would constitute an Event of Default, under this Agreement, (ii) the occurrence of any default or event of default under any other agreement providing for indebtedness of Borrower or any Subsidiary or under a capitalized lease obligation, (iii) any actions, suits or proceedings instituted by any Person against Borrower or a Subsidiary or materially affecting any of the assets of Borrower or any Subsidiary, and (iv) any dispute between Borrower or any Subsidiary, on the one hand, and any governmental regulatory body, on the other hand, which dispute might interfere with the normal operations of Borrower or any Subsidiary; provided, however, that Lender shall not disclose any such information provided in (iii) or (iv) above to any third party other than Lender's counsel and except to the extent compelled by law or otherwise authorized by Borrower.

         Section 3.22 Board of Directors; Observer Rights. (a) During the term of this Agreement, Borrower agrees to include one (1) nominee of Lender or other holder of the Note in management's slate of nominees to be elected to the Board of Directors and to recommend to the stockholders the election of such nominee. The foregoing provisions of this Section 3.22(a) shall apply during the term of this Agreement unless and until Sirrom Capital Corporation or any Wholly-owned Subsidiary thereof shall cease to be the holder of the Note, in which case such provisions shall terminate. Borrower shall reimburse the director nominated by Lender for all out-of-pocket expenses incurred in performance of his duties as director.

         (b) During the term of this Agreement, provided that no nominee of the Lender is a director, Borrower shall permit one representative of Lender or one representative of any Affiliate of Lender, to attend, at Borrower's expense, all meetings of Borrower's Board of Directors and all committees of Borrower's Board of Directors in a nonvoting capacity and, in this respect, shall give such representative copies of all notices and meeting agenda in advance of such meetings and shall permit such representative to review all documents and other materials provided to directors at such meetings. The Borrower shall also provide Lender, or any designated Affiliate of Lender, in advance, with copies of all actions proposed to be taken by the Board of Directors in lieu of meeting.

         Section 3.23 Issuance Taxes. All taxes imposed on Borrower in connection with the issuance, sale and delivery of the Note, and the capital stock issuable or transferable upon conversion of the Note have been or will be fully paid, and all laws imposing such taxes have been or will be fully satisfied by Borrower.

         Section 3.24 Information. The Borrower will furnish to Lender such financial data and other information relating to the business of Borrower as Lender may from time to time reasonably request. In addition to the foregoing, no later than ninety (90) days after the execution and delivery of the Note, Borrower shall furnish Lender a certificate, executed by the President of Borrower, itemizing the use of proceeds from the Note, and Borrower shall cooperate with Lender in connection with post-closing review.

         Section 3.25 Further Assurances. The Borrower will take all actions reasonably requested by Lender to effect the transactions contemplated by this Agreement and the other Operative Documents.

         Section 3.26 Annual Plan. The Board of Directors shall adopt, no later than the first day of each fiscal year, a financial plan for Borrower, in such manner and form as approved by the Board of Directors of Borrower, which financial plan shall include at least a projection of income and expenses (including capital expenditures) and a projected cash flow statement for each month in such fiscal year, and a projected balance sheet as of the end of each month in such fiscal year (the "Annual Plan").

                                   ARTICLE IV
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF LENDER

         The obligation of Lender to fund the Loan on Closing Date is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

         Section 4.1 Representations and Warranties. The representations and warranties of Borrower contained in this Agreement and in any Schedule hereto or any document or instrument delivered to Lender or its representatives hereunder, shall have been true and correct when made and shall be true and correct as of the Closing Date as if made on such date, except to the extent such representations and warranties expressly relate to a specific date. The Borrower shall have duly performed all of the covenants and agreements to be performed by it hereunder on or prior to the Closing Date.

         Section  4.2  Satisfactory   Proceedings.   All  proceedings  taken  in
connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to Lender and Lender's counsel.

         Section 4.3 Required Consents. Any consents or approvals required to be obtained from any third party, including any holder of indebtedness or any outstanding security of Borrower, and any amendments of agreements which shall be necessary to permit the consummation of the transactions contemplated hereby on the Closing Date, shall have been obtained and all such consents or amendments shall be satisfactory in form and substance to Lender and Lender's counsel.

         Section 4.4 Deliveries by/on behalf of Borrower. The following executed documents shall have been delivered and received:

               (a) Note. The Borrower shall have delivered to Lender a Note executed by Borrower, in the form of Exhibit A attached hereto and incorporated herein by this reference.

               (b) Restated Registration Rights Agreement. The Borrower shall have delivered to Lender the Amended and Restated Registration Rights Agreement executed by Borrower, substantially in the form of Exhibit B attached hereto and incorporated herein by this reference.

               (c) Authorization Agreement. The Borrower shall have delivered to Lender an Authorization Agreement for Pre-Authorized Payments (Debit) executed by Borrower, substantially in the form of Exhibit C attached hereto and incorporated herein by this reference.

               (d) Officer's Certificate. The Borrower shall have delivered to Lender a certificate, dated the Closing Date, signed by the President of Borrower, substantially in the form of Exhibit D attached hereto and incorporated herein by this reference, regarding the accuracy of the representations and warranties and the performance of the obligations of Borrower.

               (e) Secretary's Certificate. The Borrower shall have delivered to Lender a certificate, dated the Closing Date, signed by the Secretary of Borrower, substantially in the form of Exhibit E attached hereto and incorporated herein by this reference, regarding the satisfaction of the conditions in Section 4.2 hereof and certain other matters.

               (f) Existence and Authority. The Borrower shall have delivered to Lender the following certificates of public officials, in each case as of a recent date:

               (i) the certificate of  incorporation  of Borrower,  certified by
          the  Secretary  of  State  or  other   appropriate   official  in  the
          jurisdiction each such entity is incorporated;

               (ii) a certificate as to the legal existence and good standing of Borrower and each of the Subsidiaries issued by the Secretary of State or other appropriate official in the jurisdiction each such entity is incorporated;

               (iii) a certificate as to the qualification to do business as a foreign corporation and good standing of Borrower and each of the Subsidiaries, as appropriate, issued by the Secretary of State or other appropriate official in each jurisdiction listed in Schedule 2.1.

               (i) Legal Opinion of Borrower's Counsel. The Lender shall have received the opinion of James Neal Hutchinson, counsel for Borrower, dated the Closing Date, addressed to Lender, in form and substance satisfactory to Lender, and covering the matters set forth in Exhibit F attached hereto and incorporated herein by this reference.

         Section 4.5 Increase of Finova Facility. The closing of the amendment to the credit facility (the "Finova Facility") provided to Borrower by Finova Capital Corporation to provide for borrowings in a maximum amount of at least $30 million pursuant to the terms of the Finova Facility shall have occurred prior to or simultaneously with the closing hereunder.


         Section 4.6 Waiver of Conditions. If on the Closing Date Borrower fails to execute and deliver to Lender the Note or if the conditions specified in this
Article IV have not been fulfilled, Lender may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this Article IV have not been fulfilled, Lender may waive compliance by Borrower with any such condition to such extent as Lender, in Lender's sole discretion, may determine. Nothing in this Section 4.6 shall operate to relieve Borrower of any of its obligations hereunder or to waive any of Lender's rights against Borrower.

                                    ARTICLE V
                              DEFAULT AND REMEDIES

               Section 5.1 Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

               (a) Default in the payment of the principal of or interest on the indebtedness evidenced by the Note in accordance with the terms of the Note;

               (b) Any misrepresentation by Borrower, any guarantor of Borrower, or any shareholder or Affiliate of Borrower, including the Trust or any of the Pledgors, as to any material matter under this Agreement or under any of the other Operative Documents, or delivery by Borrower of any schedule, statement, resolution, report, certificate, notice or writing to Lender that is untrue in any material respect on the date as of which the facts set forth therein are stated or certified;

              (c) Failure of Borrower to perform any of its obligations, covenants or agreements under this Agreement, the Note or any of the other Operative Documents;

              (d) Borrower (i) shall generally not pay or shall be unable to pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made; or (v) shall indicate, by any act or intentional and purposeful omission, its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more;

              (e) Borrower shall be liquidated, dissolved, partitioned or terminated, or the charter thereof shall expire or be revoked;

              (f) A default or event of default shall occur under this Agreement or any of the other Operative Documents and, if subject to a cure right, such default or event of default shall not be cured within the applicable cure period;

              (g)  Borrower   shall   default  in  the  timely   payment  or
         performance of any obligation now or hereafter owed to Lender in connection with any other indebtedness of Borrower now or hereafter owed to Lender, including, without limitation, the Initial Loan;

              (h) Borrower shall have defaulted and continue to be in default in the timely payment or performance of any other indebtedness or obligation, which in the aggregate exceeds Seventy-Five Thousand and No/100ths Dollars ($75,000.00) or materially adversely affects Borrower's financial condition; or

              (i) While Sirrom Capital Corporation or any Wholly-owned Subsidiary thereof shall be the holder of the Note, a significant change in the executive staff or management of Borrower shall occur.

         With respect to any Event of Default described above that is capable of being cured and that does not already provide its own cure procedure (a "Curable Default"), the occurrence of such Curable Default shall not constitute an Event of Default hereunder if such Curable Default is fully cured and/or corrected within thirty (30) days (or within ten (10) days if such Curable Default may be cured by payment of a sum of money) of notice thereof to Borrower given in accordance with the provisions hereof; provided, however, that this provision shall not require notice to Borrower and an opportunity to cure any Curable Default of which Borrower has had actual knowledge for the requisite number of days set forth.

         Section 5.2 Acceleration of Maturity; Remedies. Upon the occurrence of any Event of Default described in subsection 5.1(d), the indebtedness evidenced by the Note as well as any and all other indebtedness of Borrower to Lender shall be immediately due and payable in full; and upon the occurrence of any other Event of Default described above, Lender at any time thereafter may at its option accelerate the maturity of the indebtedness evidenced by the Note as well as any and all other indebtedness of Borrower to Lender; all without notice of any kind. Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtedness evidenced by the Note:

                    (a) Lender shall be immediately entitled to exercise any and all rights and remedies possessed by Lender pursuant to the terms of the Note and all of the other Operative Documents; and

                    (b) Lender  shall have any and all other rights and remedies that Lender may now or hereafter possess at law, in equity or by statute.

         Section 5.3 Remedies Cumulative; No Waiver. No right, power or remedy conferred upon or reserved to Lender by this Agreement or any of the other Operative Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, under any of the other Operative Documents or now or hereafter existing at law, in equity or by statute. No delay or omission by Lender to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Agreement and the other Operative Documents to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

         Section 5.4 Proceeds of Remedies. Any or all proceeds resulting from the exercise of any or all of the foregoing remedies shall be applied as set forth in the Operative Document(s) providing the remedy or remedies exercised; if none is specified, or if the remedy is provided by this Agreement, then as follows:

                  First, to the costs and expenses, including without limitation reasonable attorney's fees, incurred by Lender in connection with the exercise of its remedies;

                  Second, to the expenses of curing the default that has occurred, in the event that Lender elects, in its sole discretion, to cure the default that has occurred;

                  Third, to the payment of the obligations of Borrower under the Operative Documents (the "Obligations"), including but not limited to the payment of the principal of and interest on the indebtedness evidenced by the Note, in such order of priority as Lender shall determine in its sole discretion; and

                  Fourth, the remainder, if any, to Borrower or to any other person lawfully thereunto entitled.

                                   ARTICLE VI
                                   TERMINATION

         Section 6.1 Termination of this Agreement. This Agreement shall remain in full force and effect until the later of (i) the Maturity Date (as defined in the Note), or (ii) the payment by Borrower of all amounts owed to Lender, at which time Lender shall cancel the Note and deliver it to Borrower; provided, however, that if at any time Borrower has satisfied all obligations to Lender, Borrower may terminate this Agreement by providing written notice to Lender.

                                   ARTICLE VII
                                  MISCELLANEOUS

         Section 7.1 Performance By Lender. If Borrower shall default in the payment, performance or observance of any covenant, term or condition of this Agreement, which default is not cured within the applicable cure period, then Lender may, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Lender in connection therewith (including but not limited to reasonable attorney's fees), with interest thereon at the highest default rate provided in the Note (if none, then at the maximum rate from time to time allowed by applicable law), shall be immediately repaid to Lender by Borrower and shall constitute a part of the Obligations. Lender shall be the sole judge of the necessity for any such actions and of the amounts to be paid.

         Section 7.2 Successors and Assigns Included in Parties. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of Borrower or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not.

         Section 7.3 Costs and Expenses. Borrower agrees to pay all reasonable costs and expenses incurred by Lender in connection with the making of the Loan, including but not limited to filing fees, recording taxes and reasonable attorneys' fees, promptly upon demand of Lender. Borrower further agrees to pay all premiums for insurance required to be maintained by Borrower pursuant to the terms of the Operative Documents and all of the out-of-pocket costs and expenses incurred by Lender in connection with the collection of the Loan, amendment to the Operative Documents, or prepayment of the Loan, including but not limited to reasonable attorneys' fees, promptly upon demand of Lender.

         Section 7.4 Assignment. The Note, this Agreement and the other Operative Documents may be endorsed, assigned and/or transferred in whole or in part by Lender, and any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of Lender under all of the same to the extent transferred and assigned. Lender may grant participations in all or any portion of its interest in the indebtedness evidenced by the Note, and in such event Borrower shall continue to make payments due under the Operative Documents to Lender and Lender shall have the sole responsibility of allocating and forwarding such payments in the appropriate manner and amounts. Borrower shall not assign any of its rights nor delegate any of its duties hereunder or under any of the other Operative Documents without the prior express written consent of Lender.

         Section 7.5 Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Borrower hereunder and under all of the other Operative Documents.

         Section 7.6 Severability. If any provision(s) of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         Section 7.7 Interest and Loan Charges Not to Exceed Maximum Allowed by Law. Anything in this Agreement, the Note or any of the other Operative Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the Loan, acceleration of the maturity of the unpaid balance of the Loan or otherwise, shall the interest and loan charges agreed to be paid to Lender for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or loan charges paid or contracted to be paid by Borrower in respect of the indebtedness evidenced by the Note shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Lender that exceed such maximum amounts shall be applied to the reduction of the principal balance of the indebtedness evidenced by the Note and/or refunded to Borrower so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced by the Note exceed the maximum amounts permitted from time to time by applicable law.

         Section 7.8 Article and Section Headings; Defined Terms. Numbered and titled article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement.

         Section 7.9 Notices. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, telexed, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery or telecopy or two (2) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this Agreement:

The Address of Lender is:               Sirrom Capital Corporation
                                        Suite 200
                                        500 Church Street
                                        Nashville, TN 37219
                                        Attention:  Craig Macnab
                                        Telecopy No.: (615) 726-1208

with a copy to:                         Sherrard & Roe, PLC
                                        424 Church Street, Suite 2000
                                        Nashville, TN 37219
                                        Attention:  Donald I.N. McKenzie, Esq.
                                        Telecopy No.: (615) 742-4539

The Address of Borrower is:             Smart Choice Automotive Group, Inc.
                                        P. O. Box 5637
                                        Titusville, FL 32783
                                        Attention: President
                                        Telecopy No.: (407) 383-8822

with a copy to:                         Greenberg Traurig
                                        111 North Orange Avenue, Suite 2050
                                        Orlando, FL 32801
                                        Attention: Randolph H. Fields
                                        Telecopy No.: (407) 420-5909

         Section 7.10 Entire Agreement. This Agreement and the other written agreements between Borrower and Lender represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein; provided, if there is a conflict between this Agreement and any other document executed contemporaneously herewith with respect to the Obligations, the provision of this Agreement shall control. The execution and delivery of this Agreement and the other Operative Documents by Borrower were not based upon any fact or material provided by Lender, nor was Borrower induced or influenced to enter into this Agreement or the other Operative Documents by any representation, statement, analysis or promise by Lender.

         Section 7.11 Governing Law and Amendments. This Agreement and all of the other Operative Documents shall be construed and enforced under the laws of the State of Tennessee applicable to contracts to be wholly performed in such State. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

         Section 7.12 Survival of Representations and Warranties. All representations and warranties contained herein or in any of the Loan documents or made by or furnished on behalf of Borrower in connection herewith or in any of the other Operative Documents shall survive the execution and delivery of this Agreement and all other Operative Documents.

         Section 7.13 Jurisdiction and Venue. Borrower hereby consents to the jurisdiction of the courts of the State of Tennessee and the United States District Court for the Middle District of Tennessee, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising under this Agreement or any other Operative Documents or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any of such courts.


         Section 7.14 Waiver of Trial by Jury. LENDER AND BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR THE LOAN DOCUMENTS.

         Section 7.15 Counterparts. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

         Section 7.16 Construction and Interpretation. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared the same, it being agreed that Borrower, Lender and their respective agents have participated in the preparation hereof.

                                  ARTICLE VIII
                                   DEFINITIONS

         Section 8.1. Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

         "Affiliate" shall mean any Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by , or is under common control with, Borrower, (b) which beneficially owns or holds 5% or more of any class of the Voting Stock of Borrower or (c) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by Borrower or a Subsidiary. The term "control" means take possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

         "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which banks in Tennessee are authorized to close.

         "Constituent  Documents"  shall mean the  articles  or  certificate  of
incorporation,   bylaws,   partnership  documentation  or  similar  organization
documents of the relevant business organization.

         "Default" shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default as defined in Section 5.1.

         "Event  of  Default"  shall  have the  meaning  set forth  in
Section 5.1 hereof.

         "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, (ii) to maintain working capital or other balance sheet condition or (iii) otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (c) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

         "Indebtedness" of any Person shall mean and include all obligations of such Person which in accordance with generally accepted accounting principles shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (b) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the Event of Default are limited to repossession or sale or property, (d) capitalized leases, and (e) Guaranties of obligations of others of the character referred to in this definition.

         "Lender"   shall  mean   Sirrom   Capital   Corporation,   a  Tennessee
corporation, and each holder of the Note who is entitled to the benefits and subject to the obligations of this Agreement.

         "Material Adverse Event" shall mean any event or circumstance, or set of events or circumstances, individually or collectively, that reasonably could be expected to result in any (i) adverse effect upon the validity or enforceability of any of the Operative Documents, or (ii) material and adverse effect on the financial condition of Borrower as represented to Lender herein or in any document delivered to Lender in connection herewith, or (iii) default or potential default under any of the Operative Documents.

         "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

         The term "Subsidiary" shall mean, as to any particular parent corporation, any corporation of which more than 50% (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which are themselves Subsidiaries of such parent corporation. The term "Subsidiary" shall mean a Subsidiary of Borrower and any Subsidiary thereof.

         "Voting Stock" shall mean Securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares).


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.



                                       LENDER:

                                        SIRROM CAPITAL CORPORATION,
                                        a Tennessee corporation


                                        By:   /s/ Craig Macnab
                                              Craig Macnab
                                              Vice President



                                        BORROWER:

                                        SMART CHOICE AUTOMOTIVE GROUP, INC.,
                                        a Florida corporation


                                        By:  /s/ James Neal Hutchinson, Jr.
                                             James Neal Hutchinson, Jr.
                                             Assistant Vice President